UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2012

ONCOGENEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-80623	95-4343413
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1522 217th Place S.E. Bothell, Washington		98021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 487-9500

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cameron Lawrence, the Principal Accounting Officer, Treasurer and Senior Director, Finance of OncoGenex Pharmaceuticals, Inc. (the “Company”), will leave the Company effective May 31, 2012. The determination date for Mr. Lawrence’s departure was May 25, 2012.

In connection with Mr. Lawrence’s departure, he will receive a payroll check consisting of (i) amounts earned prior to May 31, 2012, (ii) an amount for accrued but untaken vacation time and (iii) a lump-sum of CDN$30,098.59. He will also be entitled to continued coverage under all group medical, dental and insurance plans, excluding short and long term disability plans and pension plan, to which he was entitled prior to his departure until the earlier of August 9, 2012 or the date he becomes employed elsewhere and is provided comparable coverage.

Additionally, if Mr. Lawrence agrees to release all claims against OncoGenex Technologies Inc., the Company’s wholly-owned subsidiary (the “Subsidiary”), the Company and the Company’s and Subsidiary’s affiliates, Mr. Lawrence will also receive, in addition to the benefits described above, (i) a lump-sum payment of CDN$88,394.23, (ii) continued coverage under all group medical, dental and insurance plans, excluding short and long term disability plans and pension plan, until the earlier of February 28, 2013 or the date he becomes employed elsewhere and is provided comparable coverage and (iii) an opportunity to immediately exercise any of his outstanding stock options that would have vested between May 31, 2012 and February 28, 2013.

On May 31, 2012, the Company appointed Michelle Burris as the Principal Accounting Officer and Treasurer of the Company. Ms. Burris will continue to serve as the Executive Vice President, Operations, Chief Financial Officer and Secretary of the Company, positions she has held since January 2011.

Additional information regarding Ms. Burris is set forth under the heading “Executive Compensation” in the Company’s definitive proxy statement on Schedule 14A filed on April 26, 2012, and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 31, 2012, the Company held its 2012 Annual Meeting at which the Company’s stockholders (i) elected the six nominees identified in the table below to the Board of Directors of the Company to serve until the Company’s 2013 Annual Meeting of Stockholders or until successors are duly elected and qualified and (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2012. Set forth below are the final voting tallies for the Company’s 2012 Annual Meeting:

Proposal: Election of Directors	For	Withheld	Broker Non-Vote
Neil Clendeninn	6,535,405	29,747	3,805,230
Scott Cormack	6,536,188	28,964	3,805,230
Jack Goldstein	6,535,885	29,267	3,805,230
Martin Mattingly	6,535,928	29,224	3,805,230
Stewart Parker	6,536,088	29,064	3,805,230
David Smith	6,535,658	29,494	3,805,230

Proposal:	For	Against	Abstain	Broker Non-Vote
Ratification of Independent Auditor	10,263,349	86,965	20,068	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ONCOGENEX PHARMACEUTICALS, INC.

Date: May 31, 2012	/s/ Michelle Burris
Michelle Burris Chief Financial Officer

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